Exhibit 3.2

BYLAWS

of

SUNATION ENERGY, INC.

These Bylaws of SUNation Energy, Inc. (the “Corporation”), a Delaware corporation,

are effective November 14, 2024.

Article I.               Meetings of Stockholders

Section 1.01   Annual Meetings. The annual meeting of the stockholders (an “annual meeting”) for the election of directors and the transaction of such other business as may properly come before it shall be held on the date and time at the principal office of the Corporation in the City of Wilmington, State of Delaware or at such other place within or without the State of Delaware as shall be determined by the Board of Directors of the Corporation (the “Board”). Notice of the annual meeting shall be given in accordance with Section 1.03. The Board may in its discretion determine that (a) any annual meeting be held solely by means of remote communication or (b) stockholders may participate in an annual meeting by means of remote communication rather than physically attending such annual meeting and shall be deemed present and entitled to vote at such annual meeting, subject to the conditions imposed by applicable law.

Section 1.02   Special Meetings.

(a)       Meetings called by Board or the CEO together with either the COO or the CFO of the Company. Special meetings of the stockholders (“special meetings”) may be called at any time by the Board or the CEO together with the COO or the CFO of the Company for any purpose or purposes prescribed in a notice of such special meeting. Special meetings called by the Board or the CEO together with either the COO or the CFO shall be held at such place, on such date, and at such time as the Board or the CEO together with either the COO or the CFO shall determine. The Board or the CEO together with either the COO or the CFO may postpone, reschedule or cancel any special meeting of stockholders previously called by the Board or the CEO together with either the COO or the CFO.

(b)       An affidavit of the mailing or other means of giving any notice of any stockholders’ meeting, executed by the Secretary, shall be prima facie evidence of the giving of such notice.

(c)      A notice given by email pursuant to this Article I must include a prominent legend in the subject line that the communication is an important notice regarding the Corporation.

Section 1.03   Notice of Meetings.

(a)        Written notice stating the time, place, date, and with respect solely to special meetings, the purpose of every meeting of stockholders shall be given not less than ten (10) and not more than sixty (60) days (unless a different time is required by law) prior to the date of the meeting. The notice shall also state the means by which stockholders may participate in the meeting through the use of remote communications, if applicable.

(b)        Notice of any meeting shall be given by or at the direction of the Corporation to each stockholder of record entitled to vote at such meeting. Notice of any meeting shall be given (a) by personal delivery, (b) United States first class mail, postage prepaid or (c) by email as provided in this Section 1.03. Such notice shall be deemed to be given (a) when delivered in person, (b) when deposited in the United States mail addressed to the stockholder at the stockholder’s last address as it appears on the records of the Corporation, with postage prepaid or (c) by email if transmitted to an email address provided by such stockholder to the Corporation for the purpose of receiving notices.

(c)        Any stockholder entitled to notice of a meeting may sign a written waiver of notice in person or by proxy either before or after the meeting. A stockholder’s attendance at a meeting in person or by proxy without protesting the lack of proper notice of such meeting prior to the conclusion of such meeting constitutes waiver of notice, except when such stockholder attends a meeting solely for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate or these bylaws. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 1.04   Quorum. Unless otherwise required by law or the Certificate, at any meeting of the stockholders, one-third (1/3) of the outstanding stock exclusive of treasury stock, shall be necessary to constitute a quorum at meetings of the shareholders. If a quorum is present at any meeting, except for the election of directors which shall be by a plurality vote, a matter other than the election of directors shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number is required by the Articles of Incorporation of the Company. In the absence of a quorum, those present may adjourn the meeting from day to day but not exceeding sixty (60) days.

Section 1.05   Notice of Adjourned Meeting. When a meeting is adjourned to another time or place not more than thirty (30) days from the date of the original meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), the Corporation shall, in accordance with the GCL, not be required to provide separate notice of the adjourned meeting if the time, place if any thereof, and the

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means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are (A) announced at the meeting at which the adjournment is taken and (B) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication. At the continuation of the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 1.03 hereof.

Section 1.06   Conduct of the Meeting. The Chair of the Board or in his/her absence, such person as may be chosen by the Board shall call to order any meeting of stockholders and act as chair of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chair appoints. The chair of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as are appropriate, as determined by such chair.

Section 1.07   Proxies and Voting.

(a)        Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A stockholder may authorize another person or persons to act for him, her or it as proxy in the manner provided under Section 212(c) of the GCL or as otherwise provided under Delaware law. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the GCL.

(b)        Any stockholder directly or indirectly soliciting proxies from other stockholders shall use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

(c)        All voting, including the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however that upon demand therefore by a stockholder entitled to vote or by such stockholder’s proxy, a stock vote shall be taken. Every stock vote shall be taken by ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. In advance of any meeting of stockholders, the Corporation may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at such meeting may, and to the extent required by the GCL shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his/her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of

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such inspector’s ability. Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chair of the meeting.

(d)        All matters including the election of directors shall be determined by a majority of the votes cast, except to the minimum extent otherwise required by the GCL.

Section 1.08   Stockholder List.

(a)        A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in such stockholder’s name, shall be open to the examination of any such stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, either (i) at the Corporation’s principal place of business during ordinary business hours or (ii)  on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (iii) during ordinary business hours, at the Corporation’s principal place of business. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available exclusively to stockholders of the Corporation. If the meeting is to be held exclusively by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

(b)        The stock list shall also be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

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Section 1.09   No Stockholder Action by Written Consent. Any action(s) required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, must be taken at a duly called annual or special meeting of such stockholders and shall not be taken by written consent of such stockholders.

Section 1.10   Record Date.

(a)        In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which date shall not precede the date on which the resolution fixing the record date is adopted and which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

(b)        If the Board does not fix a record date in accordance with these Bylaws and applicable law, then (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

(c)        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

Section 1.11    Advance Notice Of Stockholder Business.

(a)        The business to be conducted at an annual meeting of stockholders shall be limited exclusively to those matters that have been properly brought before such meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) a proper matter for stockholder action under the GCL that has been properly brought before the meeting by a stockholder (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 1.11. For such business to be considered properly brought before the meeting by a stockholder, such stockholder must, in addition to any and all other applicable requirements, have given timely notice in proper form of such stockholder’s intent to bring such business before such meeting. To be timely, such stockholder’s notice must be delivered to or mailed and received by the Secretary of the Corporation at the principal office of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the

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immediately preceding annual meeting; provided, that in the event no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first.

(b)        To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth the following information:

(i)          the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder;

(ii)         a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(iii)        a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

(iv)        any material interest of the stockholder in such business; and

(v)         any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c)        Notwithstanding Section 1.11(b), in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by and otherwise comply with the requirements of the Exchange Act and the regulations promulgated thereunder.

(d)        No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 1.11. The Board, any officer of the Corporation authorized by the Board, and the chair of the meeting shall have exclusive discretion to determine whether any stockholder intending to bring any item of business has fully complied with these bylaws and with the applicable requirements of the Exchange Act and the regulations promulgated thereunder and may disregard the proposal of any business determined not to be made in compliance with the foregoing procedure. To facilitate the making of any such determination, at the Corporation’s request, any stockholder intending to bring any item of business before a meeting of the stockholders of the Corporation must provide, not later than five (5) business days in advance of the meeting, written certifications as to such stockholder’s compliance and any evidentiary materials to support the basis for such certifications.

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(e)        In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period, or extend any time period, for the giving of a stockholder’s notice pursuant to this Section 1.11 or Section 1.12 unless a written exemption is requested and approved by the Board, any committee thereof, any officer of the Corporation authorized by the Board or the chair of the meeting.

Section 1.12   Advance Notice of Director Nominations.

(a)        The procedures set forth in this Section 1.12 are the exclusive means by which a person who is nominated in accordance with the following procedures shall be eligible for election as a director of the Corporation. To be properly brought before an annual meeting of stockholders or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be:

(i)          specified in the notice of meeting (or any supplement thereto);

(ii)         made by or at the direction of the Board; or

(iii)        made by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.12 and on the record date for the determination of stockholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 1.12 and with the requirements of the Exchange Act and the regulations promulgated thereunder, including without limitation Rule 14a-19.

(b)        In addition to any other applicable requirements, for a nomination to be made by a stockholder of record, such stockholder of record must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation, in the case of an annual meeting, in accordance with the provisions set forth in Section 1.11, and, in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

(c)        To be in proper written form, such stockholder’s notice to the Secretary must include all of the following:

(i)          as to each person whom the stockholder proposes to nominate for election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (D) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (and identifying such person or persons) pursuant to which the nominations are to be made by such stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of

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proxies for elections of directors or is otherwise required pursuant to Regulation 14A under the Exchange Act, including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected;

(ii)         a duly executed written representation and agreement by each person whom such stockholder proposes to nominate for election as a director in the form required by the Corporation (which form shall be provided upon written request made by a stockholder of record at the time of such request);

(iii)        the information required to be provided pursuant to Rule 14a-19 under the Exchange Act with respect to each person whom the stockholder proposes to nominate for election as a director; and

(iv)         as to such stockholder giving notice, the information required to be provided pursuant to Section 1.11.

(d)        Any stockholder who has delivered a notice of nomination pursuant to this Section 1.12 shall, in accordance with Rule 14a-19 under the Exchange Act, promptly certify to the Secretary of the Corporation, and notify the Secretary of the Corporation in writing, that such stockholder has met and complied with all of the requirements of these Bylaws and Rule 14a-19(a) and upon request of the Corporation, shall, not later than five (5) business days prior to the date of the applicable meeting of stockholders, deliver to the Corporation reasonable evidence of such compliance.

(e)         A stockholder providing such notice and such stockholder’s proposed nominee for election as a director shall update and supplement the notice to the Corporation, if necessary, so that the information provided or required to be provided in such notice or accompany such notice pursuant to this Section 1.12 shall be true and correct (i) as of the record date for stockholders entitled to vote at the meeting of stockholders and (ii) as of the day that is ten (10) business days prior to such meeting or any adjournment thereof. Such update and supplement shall be in writing and must be received by the Secretary of the Corporation not later than five (5) business days after the record date for stockholders entitled to vote at the meeting, and not later than eight (8) business days prior to the date of the meeting or any adjournment thereof.

(f)          The Board may request any nominating stockholder and proposed nominee to furnish any additional information as may be reasonably required or appropriate for the Board’s review and consideration, and upon any such request, such nominating stockholder and/or proposed nominee shall provide such additional information within ten (10) business days after such request. For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, and any such deficiencies may be grounds for exclusion of the stockholder’s nominee.

(g)         Except as set forth in Section 1.12(e) and Section 1.12(f), any notice of nomination delivered by a stockholder pursuant to this Section 1.12 and in accordance with Rule 14a-19

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under the Exchange Act in compliance with the notice periods set forth in Section 1.11 shall be deemed to have been made not in accordance with these Bylaws.

(h)         No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.12 and with the requirements of the Exchange Act and the regulations promulgated thereunder (including Rule 14a-19). If the chair of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chair shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. The Board, any officer of the Corporation authorized by the Board, and the chair of the meeting shall have exclusive discretion to determine whether any stockholder’s director nomination has fully complied with these Bylaws and with the requirements of the Exchange Act and the regulations promulgated thereunder. To facilitate the making of any such determination, any stockholder making a nomination pursuant to this Section 1.12 must, at the Corporation’s request, provide, within a reasonable time in advance of the meeting written certifications as to such stockholder’s compliance and any evidentiary materials to support the basis for such certifications.

Article II.             BOARD OF DIRECTORS

Section 2.01   Number of Directors. The business and affairs of the corporation shall be managed by, or under the direction of, the board of directors. The total number of directors constituting the entire board of directors of the corporation shall not be less than five (5), with the then-authorized number of directors fixed from time to time by the board of directors.

Section 2.02   Classes of Directors. The board of directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director.

Section 2.03   Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation’s first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the corporation’s second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the corporation’s third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

Section 2.04   Removal. Any director or the entire board of directors may be removed from office only for cause by the affirmative vote of at least a majority of the total voting power

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of the outstanding shares of the capital stock of the corporation entitled to vote in any annual election of directors or class of directors, voting together as a single class.

Section 2.05   Vacancies. Vacancies on the board of directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be solely filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy or a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Section 2.06   Regular Meetings. Regular meetings of the Board shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board and publicized among all directors. Notice of each regular meeting of the Board shall be given by the President or Secretary to each of the directors. Notice may be given by email.

Section 2.07    Special Meetings. Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer, or any two (2) directors, and shall be held at such place, on such date, and at such time as he/she/they shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by transmitting written notice of such meeting by email or nationally recognized overnight courier service at least one (1) business day prior to the meeting.

Section 2.08   Quorum. At any meeting of the Board, a majority of the total number of the whole Board shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date or time, without further notice or waiver thereof. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by the GCL, the Certificate or these Bylaws.

Section 2.09   Electronic Participation. Members of the Board may participate in or conduct all or any part of any meeting by including video conference, telephone or any other means of communication by which all directors participating in the meeting are able to hear each other and speak to each other. A director participating in a meeting by such means shall be deemed to be present in person at the meeting.

Section 2.10   Conduct of Business. At any meeting of the Board, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law. Action may be taken by the Board without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

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Section 2.11   Compensation of Directors. The Corporation may, pursuant to resolution of the Board, compensate the directors for their services in such capacity.

Section 2.12   Resignation. A director may resign at any time by providing notice in writing to the Corporation. The resignation shall be effective upon the later of the date of receipt of the notice of resignation or the effective date specified in the notice. Acceptance of the resignation shall not be required to make the resignation effective.

Section 2.13   Board Independence Standards. The Board will satisfy any independence requirements of the Nasdaq Stock Market (“Nasdaq”) as then in effect. The Board shall make an annual determination as to the independence of each independent director following a review of all relevant information and the Company will disclose such determination in its annual proxy statement. The Nominating and Corporate Governance Committee will review these Corporate Governance Guidelines from time to time and recommend to the Board any amendments as may be appropriate in light of developments with regard to corporate governance.

Section 2.14   Board Determination of Independence. No director will be considered “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). When making “independence” determinations, the Board shall follow the rules and regulations specified by Nasdaq, law or any other regulatory body or self-regulatory body applicable to the Company. When assessing the materiality of a director’s relationship with the Company, the Board shall consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others).

In making its “independence” determinations, the Board has adopted as a guideline the standards set forth in the Nasdaq Marketplace Rules, as then in effect

Article III.           COMMITTEES

Section 3.01   Committees of the Board. There shall be an audit committee, a corporate governance and nominating committee, and a compensation committee as set forth in the Certificate. In addition to the foregoing, Board may from time to time designate additional committees of the Board with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of any committee and any alternate member in his/her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he/she or they constitute a quorum, may by unanimous vote appoint another member of the Board to act

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at the meeting in the place of the absent or disqualified member. Each committee will have such charters as may be required by Nasdaq and the SEC or as specified by the Board.

Section 3.02   Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings. A quorum shall consist a majority of the members of a committee; provided that if such committee consists of not more than two members, then all members shall be required to constitute a quorum. At a duly called meeting at which a quorum is present, all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and such written consent is filed with the minutes of the proceedings of such committee.

Section 3.03   Selection of Directors. The Nominating and Corporate Governance Committee is responsible for nominating, or recommending for the Board’s nomination, candidates for election to the Board. The Nominating and Corporate Governance Committee may identify candidates for election to the Board on its own, as well as by considering recommendations from shareholders, directors, officers and employees of the Company, and other sources that the Nominating and Corporate Governance Committee deems appropriate. Shareholder recommendations of candidates for election to the Board shall be made in accordance with the Bylaws. The Nominating and Corporate Governance Committee may retain a third-party search firm to assist in the identification of possible candidates for election to the Board. In nominating, or recommending for the Board’s nomination, a slate of directors, the Nominating and Corporate Governance Committee’s objective is to select individuals with skills and experience to oversee and evaluate management’s performance in operating the Company’s business. When evaluating recommendations, the Nominating and Corporate Governance Committee shall take into account all factors it considers appropriate, which may include (a) minimum individual qualifications, including integrity, accountability, experience and an ability to work collegially with the other members of the Board, and (b) all other factors it considers appropriate, including a candidate’s skills and experience, legal and regulatory requirements and the needs of the Board. The invitation to join the Board should be extended on behalf of the Board, as a whole, by the Chairman of the Board.

Section 3.04   Independent Directors. The Board will seek to assure that at least three of the Board’s independent members satisfy the financial literacy requirements of Nasdaq and the independence standards of the Securities and Exchange Commission (“SEC”) and that at least one of such three members qualifies as an “audit committee financial expert” (as defined by the SEC).

Section 3.05   Changes in Status. Directors are expected to notify the chairs of the Nominating and Corporate Governance Committee and the Board promptly and offer to resign from the Board upon a significant change in their principal occupation, position or business association. The Nominating and Corporate Governance Committee will evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to any action to be taken with respect to such circumstances.

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Article IV.          OFFICERS

Section 4.01   Generally. The officers of the Corporation shall consist of a Chair of the Board, a Chief Executive Officer, a Secretary, a Treasurer, and such other officers as may from time to time be elected by the Board. Officers shall be elected by the Board at its first meeting following every annual meeting of stockholders. Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal in accordance with these Bylaws. Any number of offices may be held by the same person.

Section 4.02   Chair of the Board. The Chair of the Board shall be a member of the Board and shall preside at meetings of the Board and exercise and perform such other powers and duties as may from time to time be assigned to him or her by the Board or as may be set forth in these Bylaws.

Section 4.03   Chief Executive Officer. Subject to the provisions of these Bylaws and to the direction of the Board, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of Chief Executive Officer or which are delegated to the Chief Executive Officer by the Board. The Chief Executive Officer shall have power to sign contracts and other instruments of the Corporation which are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

Section 4.04   Treasurer. The Treasurer shall have the responsibility for the general finances of the Corporation and shall perform all duties and have all powers which are commonly incident to the office of treasurer or which are delegated to the Treasurer by the Board. The Treasurer shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall make such disbursements of the funds of the Corporation as are authorized and shall render from time to time an account of all such transactions and of the financial condition of the Corporation.

Section 4.05   Secretary. The Secretary shall issue all authorized notices for, and shall keep minutes of, all meetings of the stockholders and the Board. The Secretary shall have charge of the corporate books and shall perform such other duties as the Board may from time to time prescribe.

Section 4.06   Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

Section 4.07   Removal. Any officer of the Corporation may be removed at any time by the vote of the Board and upon such terms and conditions as the Board may determine.

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Article V.            STOCK

Section 5.01   Certificates of Stock. . The shares of the Corporation shall be represented by certificates. Each stockholder shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or Treasurer, certifying the number of shares owned by such stockholder. Any or all of the signatures on the certificate may be facsimile.

Section 5.02   Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.03, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefor.

Section 5.03   Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

Section 5.04   Stock Transfer Agreements. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes or series owned by such stockholders in any manner not prohibited by the GCL.

Section 5.05   Registered Stockholders.

(a)       The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner.

(b)       The Corporation shall not be bound to recognize any equitable or other claim to or interest in shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the GCL.

Section 5.06   Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board may establish.

Article VI.          DIVIDENDS AND DISTRIBUTIONS

Section 6.01   Declaration. The Board may authorize, and the Corporation may make, dividends and distributions to its stockholders in cash, property, or shares of the Corporation to the extent permitted by the Certificate and the GCL.

Section 6.02    Record Date for Distributions and Share Dividends. For the purpose of determining stockholders entitled to receive a distribution by the Corporation or a share

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dividend, the Board may, at the time of declaring the distribution or share dividend, set a date no more than sixty (60) days prior to the date of the distribution or share dividend. If no record date is fixed, the record date shall be the close of business on the day the Board adopts the resolution authorizing such dividend or distribution.

Article VII.         TRANSACTIONS WITH INTERESTED PARTIES

Section 7.01   No contract or transaction between the Corporation and one or more of the directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or officer is present at or participates in the meeting of the Board which authorizes such contract or transaction or solely because such person(s) votes are counted for such purpose: (a) if the material facts as to such person(s)’ relationship or interest and as to such contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and such contract or transaction is specifically approved in good faith by vote of the stockholders or (b) such contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Article VIII.       NOTICES

Section 8.01   Notices. Except as otherwise specifically provided in these Bylaws or required by the GCL, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given personally or by nationally recognized overnight courier service to the recipient thereof. Any such notice shall be addressed to such stockholder, director, officer, employee or agent at such person’s last known address as the same appears on the books of the Corporation. The time when such notice is received shall be deemed to be the date delivered, if such notice is given personally or one (1) day after such notice is given to such a courier service.

Section 8.02   Waivers. A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

Section 8.03   Electronic Notices.

(a)       Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the GCL, the Certificate or these Bylaws, any notice to stockholders given by the Corporation under any provision of the GCL, the Certificate or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to

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whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation; and such inability becomes known to the Secretary, the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to discover such inability shall not invalidate any meeting or other action. Any notice given pursuant to this Section 8.03 shall be deemed given: (a) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (b) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)       As used in these Bylaws:

(i)        An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process;

(ii)        An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files and information); and

(iii)        An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

(c)        Notice by a form of electronic transmission shall not apply to Section 164 (failure to pay for stock; remedies), Section 296 (adjudication of claims; appeal), Section 311 (revocation of voluntary dissolution), Section 312 (renewal, revival, extension and restoration of certificate of incorporation) or Section 324 (attachment of shares of stock) of the GCL.

Article IX.          GENERAL PROVISIONS

Section 9.01   Corporate Seal. The Board shall provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so

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directed by the President, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

Section 9.02   Reliance upon Books, Reports and Records. To the maximum extent permitted by the GCL, each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his/her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected by or and behalf of the Corporation.

Section 9.03   Fiscal Year. The fiscal year of the Corporation shall be the calendar year or as otherwise fixed by the Board.

Section 9.04   Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

Section 9.05   Registered and Principal offices. The registered and principal office of the Corporation shall be located within the State of Delaware as set forth in the Certificate. The Board may at any time change the location of its registered office by making the appropriate filing with the Delaware Secretary of State’s Office. The principal office of the Corporation may also be designated by the Board.

Section 9.06   Other Offices. The Corporation may have other offices at any places, within or without the State of Delaware, as the Board may designate, or as the business of the Corporation may require or as may be desirable.

Section 9.07   Registered Agent. The registered agent of the Corporation shall be as set forth in the Certificate. The registered agent and information relating thereto may be changed in accordance with the GCL upon making the appropriate filing with the Delaware Secretary of State.

Section 9.08   Books and Records. Any books and/or records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into readable form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to the GCL.

Section 9.09   Checks, Drafts and other Instruments. All checks, drafts and other instruments for payment of money or notes of the Corporation shall be signed by an officer or

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officers or any other person or persons as shall be determined from time to time by resolution of the Board.

Section 9.10   Conflicts with GCL or Certificate of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the GCL shall govern the construction of these Bylaws. These Bylaws are adopted subject to the GCL and the Certificate. Whenever these Bylaws may conflict with the GCL or the Certificate, such conflict shall be resolved in favor of the GCL or the Certificate, respectively.

Section 9.11   Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Article X.            INDEMNIFICATION

Section 10.01       Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a ’‘proceeding’’), by reason of the fact that he/she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an ’‘indemnitee’’), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including without limitation reasonable attorney’s fees, professional fees, expert fees, expenses, judgments, fines, taxes, penalties and amounts paid in settlement) incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 9.04 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board.

Section 10.02       Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 10.01, an indemnitee shall also have the right to be paid by the Corporation the expenses (including without limitation reasonable attorney’s fees, professional fees, expert fees and expenses) incurred in defending any such proceeding in advance of its final disposition (an ’’advancement of expenses’’); provided, however, that, if required or permitted by the GCL, an advancement of expenses incurred by an indemnitee in his/her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee) shall be made only upon delivery to the Corporation of an

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undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a ’‘final adjudication’’) that such indemnitee is not entitled to indemnification under this Section 10.02 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Section 10.01 and Section 10.02 shall be contract rights, and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such indemnitee’s heirs, successors, assigns, executors and administrators.

Section 10.03      Contracts. The Corporation may enter into contracts with any of its directors, officers or employees in furtherance of the provisions of this Article X and may create a trust fund, grant a security interest or use other means, including without limitation letters of credit, to ensure the payment of such amounts as may be necessary to effect indemnification and/or advancement of expenses as provided in this Article X.

Section 10.04      Right of Indemnitee to Bring Suit. If a claim under Section 10.01 and/or Section 10.02 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such indemnitee shall be entitled to be paid also the expense (including reasonable attorneys’ and other professionals’ fees and expenses) of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending a Proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the indemnitee has not met the standards of conduct that make it permissible under the GCL for the Corporation to indemnify the indemnitee for the amount claimed. The burden of proving such a defense shall be on the Corporation. Neither (a) the failure of the Corporation (including the Board, independent legal counsel, and/or the stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper under the circumstances because the person has met the applicable standard of conduct set forth in the GCL nor (b) an actual determination by the Corporation (including the Board, independent legal counsel and/or the stockholders) that such indemnitee had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that indemnitee has not met the applicable standard of conduct.

Section 10.05      Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate, Bylaws, agreement, vote of stockholders, vote of directors, or otherwise.

Section 10.06      Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the GCL.

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Section 10.07      Indemnification of Employees. The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article X with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

Article XI.          GOVERNING LAW; VENUE

Section 11.01       Governing Law. These Bylaws shall be governed exclusively by the laws of the State of Delaware, without giving effect to any conflict of laws or other rule that would result in the application of the laws of a different jurisdiction; provided that in the event of any dispute, the procedural laws governing such dispute shall be as set forth in Section 11.02.

Section 11.02       Venue.

(a)            The sole and exclusive venues for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty or other duty owed to the Corporation by any director, officer, stockholder, employee or agent, (iii) any action asserting a claim arising pursuant to any provision of the GCL, the Certificate, or these Bylaws (as each of same may be amended from time to time) shall be the Delaware Court of Chancery and the federal and state courts located in the City, County and State of New York, and the respective procedural laws of such courts shall govern all such actions and proceedings.

(b)            The sole and exclusive venue for any action or proceeding arising out of or relating to the securities laws of the United States including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and/or the securities laws of any state or other jurisdiction shall be the federal courts located in the City, County and State of New York, and the procedural laws of such courts shall govern all such actions and proceedings.

Section 11.03      Consent. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock or other equity of the Corporation shall be deemed to have actual notice of, and to have consented to, the provisions of this Article XI.

Article XII.         AMENDMENTS

Section 12.01        Procedure to Amend. These Bylaws may be amended, restated or repealed exclusively and at any time by the Board or a majority of the stockholders in attendance at any meeting of stockholders that has been duly called for such purpose.

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